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                                                                    EXHIBIT 4.11

                     FIRST AMENDMENT TO CREDIT AGREEMENT


        This First Amendment to Credit Agreement (this "First Amendment") is made as of the 26th day of February, 1993 by and between THOMAS NELSON, INC., a Tennessee corporation ("Nelson"), THIRD NATIONAL BANK IN NASHVILLE, a national banking association ("TNB"), the other banks and lending institutions listed on the signature pages hereof and any assignees of TNB or such other banks and lending institutions that become "Lenders" as provided herein (TNB, and such other banks, lending institutions and assignees are referred to collectively herein as the "Lenders") , and THIRD NATIONAL BANK IN NASHVILLE, in its capacity as agent (the "Agent") for the Lenders and each successor agent for such Lenders as may be appointed from time to time pursuant to Article X of the Credit Agreement dated as of November 30, 1992 by and between Nelson, Lenders and Agent (as it may be amended from time to time, the "Credit Agreement").

                             W I T N E S S E T H:

        WHEREAS, Nelson, Lenders and Agent entered into the Credit Agreement to evidence the extension of certain credit facilities to Nelson as more particularly described in the Credit Agreement; and

        WHEREAS, Nelson has represented to Lenders and Agent that Nelson Acquisition Corp. ("Nelson Acquisition") is a shell corporation that was formed for the sole and exclusive purpose of the acquisition and subsequent spin-off of Dodd-Mead, Inc. and has been used for no other purpose since that transaction; and

        WHEREAS, Nelson has further represented to Lenders and Agent that Nelson Acquisition has no employees, conducts no business of any kind, and that no Nelson funds of any nature pass through any accounts of Nelson Acquisition; and

        WHEREAS, Nelson has further represented to Lenders and Agent that the status of Nelson Acquisition will remain the same and that no Nelson assets or funds of any nature will be diverted into Nelson Acquisition without the prior written consent of Agent; and

        WHEREAS, based upon these representations of Nelson, Lenders, Nelson and Agent have agreed to amend the Credit Agreement to add Nelson Acquisition as a party to Schedule 7A.01, thereby excluding it from certain provisions of the Credit Agreement.

        NOW, THEREFORE, for and in consideration of the foregoing premises and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agree as follows:

        1. Schedule 7A.01 of the Credit Agreement is hereby amended to add Nelson Acquisition as a Subsidiary under Triunity, Inc., and to reflect Nelson Acquisition's Range of Net Worth as Zero.
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        2.      This First Amendment may be executed in multiple counterparts, and all such executed counterparts shall constitute the same agreement. It shall be necessary to account for only one such counterpart in proving the existence or terms of this First Amendment.

        3. Except as hereby amended, the Credit Agreement shall remain in full force and effect.

        IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

Address for Notices:                       THOMAS NELSON, INC.
- -------------------

P.O. Box 141000                            By: /s/ Joe L. Powers
Nashville, Tennessee 37214                     --------------------------------
Attention:  Vice President                 Title:
            and Chief Financial                   -----------------------------
            Officer


Address for Notices:                       THIRD NATIONAL BANK IN
- -------------------                        NASHVILLE, AS AGENT

P.O. Box 305110                            By: /s/ J. Fred Turner
Nashville, TN 37230-5110                       --------------------------------
Attention: Fred Turner                     Title:
                                                  -----------------------------


Address for Notices:                       THIRD NATIONAL BANK IN NASHVILLE
- -------------------

P.O. Box 305110                            By: /s/ J. Fred Turner
Nashville, TN 37230-5110                       --------------------------------
Attention: Fred Turner                     Title:
                                                  -----------------------------


Address for Notices:                       FIRST NATIONAL BANK OF
- -------------------                        LOUISVILLE

101 South Fifth St.                        By: /s/ Debbie M. Myers
7th Floor                                      --------------------------------
Louisville, KY 40202                       Title:
Attention: Debbie M. Myers                        -----------------------------


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Address for Notices:                       FIRST AMERICAN NATIONAL BANK
- -------------------

National Division                          By: /s/ Scott M. Bane
Nashville, TN 37237-0310                       --------------------------------
Attention: Scott M. Bane                   Title:
           Vice President                         -----------------------------


Address for Notices:                       NATIONSBANK OF TEXAS, N.A.
- -------------------

901 Main Street, 67th Floor                By: /s/ Jay S. Tweed
Dallas, TX 75283                               --------------------------------
                                           Title:
                                                  -----------------------------
or

P.O. Box 831000
Dallas, TX 75283

Attention:  Jay Tweed


Address for Notices:                       CREDITANSTALT - BANKVEREIN
- -------------------

245 Park Avenue, 27th Floor                By: /s/ Robert M. Biringer
New York, New York 10167-0096                  --------------------------------
Attention: Donato R. Giuseppi              Title:
                                                  -----------------------------


With a copy to:                            By: /s/ Dennis C. O'Dowd
- --------------                                 --------------------------------

Two Ravinia Drive                          Title:
Suite 1680                                       ------------------------------
Atlanta, Georgia 30346
Attention: Joseph P. Longosz